Exhibit 4.24

SIXTH AMENDMENT TO THE

AMENDED, RESTATED AND CONSOLIDATED CREDIT AGREEMENT

SIXTH AMENDMENT dated as of April 5, 2002 (this “Amendment”) with respect to the Amended, Restated and Consolidated Credit Agreement dated as of October 12, 1999 (as amended, the “Credit Agreement”) by and among American Skiing Company (“American Skiing”) and the other borrowers party thereto (collectively, the “Borrowers”), the lenders party thereto (the “Lenders”) and Fleet National Bank, N.A. (formerly known as BankBoston, N.A.), as agent (the “Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans and other financial accommodations to the Borrowers which remain outstanding; and

WHEREAS, the Borrowers have requested that the Agent and the Lenders amend the Credit Agreement as set forth herein, and the Agent and the Lenders are willing to do so, but only on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1.  Defined Terms.  Unless otherwise defined herein, capitalized terms used herein have the meanings assigned in the Credit Agreement.

ARTICLE II

AMENDMENTS

Section 2.1.  Amendments to Section 1.1 (Definitions).  (a) Section 1.1 of the Credit Agreement is hereby amended by deleting the definition of Maximum Revolving Credit Amount and inserting in lieu thereof the following:

“Maximum Revolving Credit Amount” shall mean as of any date of determination, the lesser of (a) the applicable amount set forth below (as each such amount may be reduced from time to time pursuant to the mandatory reduction requirements of Section 4.1(c)):

Effective Date – July 1, 2001	$72,000,000
July 2, 2001 – August 1, 2001	$87,000,000
August 2, 2001 – December 29, 2001	$100,000,000
December 30, 2001 – January 26, 2002	$87,000,000
January 27, 2002 – February 23, 2002	$67,000,000
February 24, 2002 – March 30, 2002	$47,000,000
March 31, 2002 – April 28, 2002	$29,000,000
April 29, 2002 – June 2, 2002	$47,000,000
June 3, 2002 – June 30, 2002	$65,500,000
July 1, 2002 – July 28, 2002	$75,500,000	;

or (b) the amount to which the Maximum Revolving Credit Amount may have been reduced pursuant to Section 2.12; provided that if the obligations of the Lenders to make further Loans is terminated upon the occurrence of an Event of Default, the Maximum Revolving Credit Amount as of any date of determination thereafter shall be deemed to be $0.  Notwithstanding anything to the contrary set forth above, the Borrowers, the Agent and the Required Lenders shall, on or before August 1, 2002, agree in writing to Maximum Revolving Credit Amounts for all periods beginning August 1, 2002 through the Revolving Credit Termination Date.  In the event the parties fail to agree on such Maximum Revolving Credit Amounts on or before August 1, 2002, the Maximum Revolving Credit Amount shall be deemed to be $0 as of August 1, 2002.”

ARTICLE III

EFFECTIVE DATE

Section 3.1  Closing Date.  This Amendment shall become effective as of the date hereof upon receipt by the Agent of (a) counterparts of this Amendment, duly executed and delivered by the Borrowers, the Agent and the Lenders and (b) payment in full in cash of the invoiced and unpaid fees and expenses of the Agent’s professionals as of April 5, 2002.

ARTICLE IV

INTERPRETATION

Section 4.1.  Continuing Effect of the Credit Agreement.  The Borrowers, the Agent and each Lender hereby acknowledges and agrees that the Credit Agreement shall continue to be and shall remain unchanged and in full force and effect in accordance with its terms, except as expressly modified hereby.

Section 4.2.  No Waiver.  Nothing contained in this Amendment shall be construed or interpreted or is intended as a waiver of any Default or Event of Default or of any rights, powers, privileges or remedies that the Agent or the Lenders have or may have under the Credit Agreement, any other related document or applicable law on account of such Default or Event of Default.

ARTICLE V

MISCELLANEOUS

Section 5.1.  Representations and Warranties.  The Borrowers hereby represent and warrant as of the date hereof that, after giving effect to this Amendment, (a) no Default or Event of Default has occurred and is continuing, and (b) all representations and warranties of the Borrowers contained in the Credit Agreement are true and correct in all material respects with the same effect as if made on and as of such date.

Section 5.2.  Payment of Fees and Expenses. The Borrowers hereby agree to pay or reimburse the Agent on demand for all its reasonable out-of-pocket costs and expenses incurred in connection with the preparation and execution of this Amendment, including, without limitation, the reasonable fees and disbursements of counsel to the Agent.

Section 5.3.  Counterparts.  This Amendment may be executed by the parties hereto in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

Section 5.4.  GOVERNING LAW.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY,

AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF MASSACHUSETTS.

Section 5.5.  Reservation of Rights.  Notwithstanding anything contained in this Amendment, the Borrowers acknowledge that the Agent and the Lenders do not waive, and expressly reserve, the right to exercise, at any time, any and all of their rights and remedies under the Credit Agreement, any other related document and applicable law on account of any Default or Event of Default.

Section 5.6.  Confirmation of Indebtedness.  The Borrowers hereby confirm and acknowledge that, as of the Closing Date, (i) the Borrowers are truly and justly indebted to the Lenders, without defense, counterclaim or offset of any kind and (ii) as of April 4 2002, the Borrowers are liable to the Lenders in respect of Loans in the aggregate principal amount of $79,599,011.59 (exclusive of Letters of Credit).

Section 5.7.  Waiver.  The Borrowers hereby release, waive, and forever relinquish all claims, demands, obligations, liabilities and causes of action of whatever kind or nature, whether known or unknown, which any of them have, may have, or might assert at the time of execution of this Amendment or in the future against the Agent, the Lenders and/or their respective parents, affiliates, participants, officers, directors, employees, agents, attorneys, accountants, consultants, successors and assigns (collectively, the “Lender Group”), directly or indirectly, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment, arising out of, based upon, or in any manner connected with (i) any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, whether known or unknown, with respect to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby; (ii) any discussions, commitments, negotiations, conversations or communications with respect to the refinancing, restructuring or collection of any obligations related to the Credit Agreement, any other Lender Agreement and/or the administration thereof or the obligations created thereby, or (iii) any matter related to the foregoing; provided, however, that the provisions of this Section 5.7 shall not apply to any such matters of which the Borrowers are presently unaware and which constitute or result from the gross negligence and/or willful misconduct of any member of the Lender Group.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first above written.

AMERICAN SKIING COMPANY

By:	/s/ Foster A. Stewart
Title: Senior Vice President

SUNDAY RIVER SKIWAY CORPORATION

By:	/s/ Foster A. Stewart
Title:

SUNDAY RIVER LTD.

By:	/s/ Foster A. Stewart
Title:

PERFECT TURN, INC.

By:	/s/ Foster A. Stewart
Title:

SUNDAY RIVER TRANSPORTATION INC.

By:	/s/ Foster A. Stewart
Title:

L.B.O. HOLDING, INC.

By:	/s/ Foster A. Stewart
Title:

SRH, INC.

By:	/s/ Foster A. Stewart
Title:

S-K-I, LTD.

By:	/s/ Foster A. Stewart
Title:

KILLINGTON, LTD.

By:	/s/ Foster A. Stewart
Title:

MOUNT SNOW LTD.

By:	/s/ Foster A. Stewart
Title:

PICO SKI AREA MANAGEMENT COMPANY

By:	/s/ Foster A. Stewart
Title:

KILLINGTON RESTAURANTS, INC.

By:	/s/ Foster A. Stewart
Title:

DOVER RESTAURANTS, INC.

By:	/s/ Foster A. Stewart
Title:

SUGARLOAF MOUNTAIN CORPORATION

By:	/s/ Foster A. Stewart
Title:

MOUNTAINSIDE

By:	/s/ Foster A. Stewart
Title:

ASC UTAH

By:	/s/ Foster A. Stewart
Title:

STEAMBOAT SKI & RESORT CORPORATION

By:	/s/ Foster A. Stewart
Title:

HEAVENLY SKI & RESORT CORPORATION

By:	/s/ Foster A. Stewart
Title:

HEAVENLY CORPORATION

By:	/s/ Foster A. Stewart
Title:

HEAVENLY VALLEY, LIMITED PARTNERSHIP

By:	Heavenly Corporation, its general partner

By:	/s/ Foster A. Stewart
Title:

FLEET NATIONAL BANK (successor in interest to BankBoston, N.A.), as Agent

By:	/s/ Daniel D. Butler
Title: Vice President

FLEET NATIONAL BANK (successor in interest to BankBoston, N.A.), as a Lender

By:	/s/ Daniel D. Butler
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ [illegible]
Title: AVP

WELLS FARGO BANK, NATIONAL ASSOCIATION, successor by merger to First Security Bank, N.A., as a Lender

By:	/s/ [illegible]
Title: AVP

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ [illegible]
Title: AVP

THE HOWARD BANK, N.A., as a Lender

By:	/s/ [illegible]
Title: Vice President

BLACK DIAMOND CLO 1998-1 LTD., as a Lender

By:	/s/ [illegible]
Title: Director

BLACK DIAMOND CLO 2000-1 LTD., as a Lender

By:	/s/ [illegible]
Title: Director

BLACK DIAMOND INTERNATIONAL FUNDING, LTD., as a Lender

By:	/s/ [illegible]
Title: Director

MERRILL LYNCH PRIME RATE PORTFOLIO, as a Lender

By: Merrill Lynch Asset Management, L.P., as Investment Advisor

By:
Title:

DEBT STRATEGIES FUND, INC., as a Lender

By:
Title:

CAPTIVA II FINANCE LTD., as a Lender

By:	/s/ David Dyer
Title:

KZH-PAMCO LLC, as a Lender

By:
Title:

KZH HIGHLAND-2 LLC, as a Lender

By:
Title:

VAN KAMPEN PRIME RATE INCOME TRUST, as a Lender

By: Van Kampen Investment Advisory Corp.

By:	/s/ Christina Jamieson
Title: Vice President

GLENEAGLES TRADING LLC, as a Lender

By:
Title:

SRV-HIGHLAND, INC., as a Lender

By:
Title:

LONG LANE MASTER TRUST, as a Lender

By:	/s/ [illegible]
Title: Managing Director